SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                         Eaton Vance Mutual Funds Trust

                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.


(1) Title  of  each  class  of   securities  to  which   transaction   applies:
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(2) Aggregate   number   of   securities   to   which   transaction   applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange  Act Rule  0-11  (set  forth the  amount  on which  the  filing  fee is
calculated       and       state       how       it       was       determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement no.:
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(3) Filing Party:
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(4) Date Filed:
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
                            EATON VANCE TAX-MANAGED
                           INTERNATIONAL GROWTH FUND
                                TELEPHONE SCRIPT

INTRODUCTION

Hello, Mr./Mrs. (Shareholder). I am calling with regard to your investment in the Eaton Vance Tax-Managed International Growth Fund. My name is ______________ and I'm a proxy representative with D.F. King & Co. calling at the request of Eaton Vance. We're currently contacting shareholders of the Fund to assist in getting the necessary proxy votes for the shareholder meeting scheduled for April 16, 2004. Did you receive the proxy materials from the fund?

     If not, then help the shareholder obtain the material he/she requires. If a NOBO, give them the 800# and have them call back when they receive it. If registered, we will send the materials directly. In either case, make sure the address is correct, make any necessary corrections, and code the disposition as "14" or "15".

Are you familiar with the proposal? Do you have any questions?

     Take time to answer all questions carefully. Do not give advice. Remind the shareholder that his/her Board Members have recommended that he/she vote in favor of the proposal. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

We apologize if we've called you at an inconvenient time, but as a shareholder, your vote is very important. I can take your vote over the telephone on a recorded line if you'd like. Would that be okay with you?

     Allow the person to give you a response. If the person says he/she has already sent in the proxy, do not ask how he/she voted.

Here is how we will proceed. I will record this phone call. I will ask you for your name, your address and the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity), and then I will confirm, that you have received the proxy materials. Then I will take your vote. Within 72 hours, you will be mailed a letter confirming your vote, with instructions on how to make any changes you wish. Are you ready?

BEGIN THE VOTE

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of the Eaton Vance Tax-Managed International Growth Fund. Today's date is __________ and the time is __________.

May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of Eaton Vance Fund's shares?

May I please have your address?

May I have the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

     Input the last 4 digits of the SSN. You may NOT proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his or her shares. However, if the shareholder continues to resist, you have no choice but to politely end the call.

Have you received the proxy materials?

ACTUAL VOTING

Your Fund's Board is asking you to consider proposals that they have considered carefully. They recommend that you vote in favor of the proposal. Would you like to vote in favor of the proposals as your Fund's Board has recommended?

     If you are required to read the proposal individually, end each proposal by saying, "YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR. HOW WOULD YOU LIKE TO VOTE?" For each proposal, the valid responses are

        F = For proposal.
        A = Against proposal.
        B = Abstain.

CLOSING

I have recorded your votes. You have voted _____________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it on to the fund.

In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

                            EATON VANCE TAX-MANAGED
                           INTERNATIONAL GROWTH FUND


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                            ANSWERING MACHINE MESSAGE
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Hello,  this  message  is being left on behalf of your  investment  in the EATON
VANCE TAX-MANAGED INTERNATIONAL GROWTH FUND. You should have recently received proxy materials in the mail concerning the SPECIAL SHAREHOLDER MEETING to be held on APRIL 16, 2004.

After reviewing the mailing information and at your earliest convenience, please sign, date, and return the proxy card in the postage paid envelope provided. If you prefer, you can also vote by Internet or touch-tone telephone by following the instructions included in the mailing information.

If you have any questions regarding the information that you are being asked to consider or need new proxy materials, please call our proxy solicitor D.F. King & Co. at 1-800-714-3305.

Thank you for your consideration.